EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-97237 and No. 333-185239 on Forms S-8 of Premier Financial Bancorp, Inc. of our report dated March 28, 2013 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
----------------------------------------
Crowe Horwath LLP

Brentwood, Tennessee
March 28, 2013